Exhibit 99.1

Sagimet Biosciences Reports Second Quarter 2026 Financial Results and

Provides Corporate Updates

Phase 3 clinical trial of denifanstat in moderate to severe acne patients for the U.S.

on track to initiate in second half of 2026

First-in-human Phase 1 clinical trial of FASN inhibitor TVB-3567 ongoing

Secured equity financing with gross proceeds of $175.0 million in April 2026

Cash, cash equivalents and marketable securities of $257.6 million as of June 30, 2026, expected to fund current operations through 2028, including through data readout of denifanstat Phase 3 trial in moderate to severe acne

FOSTER CITY, Calif., August 11, 2026 – Sagimet Biosciences Inc. (Nasdaq: SGMT), Sagimet Biosciences Inc. (Nasdaq: SGMT), a clinical-stage biopharmaceutical company developing novel therapeutics targeting dysfunctional metabolic and fibrotic pathways, today reported financial results for the quarter ended June 30, 2026, and provided corporate updates.

“The second quarter saw Sagimet building on our strategic decision to focus on dermatology. Denifanstat, if approved, could offer a convenient oral once-daily treatment option for patients aged 12 years and older living with moderate to severe acne, and would be the first innovative oral treatment approved for acne in more than forty years,” said David Happel, Chief Executive Officer of Sagimet. “We plan to advance denifanstat into a registrational Phase 3 clinical trial in moderate to severe acne in the United States in the second half of 2026. With our recent equity financing, we are well positioned to fund our programs through 2028, including through data readout of the Phase 3 denifanstat trial and NDA submission.”

Recent Corporate Highlights

•	Strategic focus: In April 2026, Sagimet announced a strategic decision to advance denifanstat in moderate to severe acne for the U.S., prioritizing its dermatology programs in its capital allocation.

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Equity financing: In April 2026, the Company completed an underwritten equity financing resulting in $175.0 million of gross proceeds, before deducting underwriting discounts and commissions and other offering expenses.

•	Russell Index inclusion: Sagimet was added to the broad-market Russell 3000® Index and small-cap Russell 2000® Index effective June 29, 2026.

•	TVB-3567: A first-in-human Phase 1 clinical trial of FASN inhibitor TVB-3567 is ongoing.

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KOL event: On April 30, 2026, the Company hosted a Key Opinion Leader event with Julie Harper, MD, founding Director and past President of the American Acne and Rosacea Society, discussing the acne treatment landscape and Sagimet’s planned Phase 3 clinical trial. A recording of the event is accessible at this link.

Publications and Presentations

•	Data showing that Sagimet’s FASN inhibitors reduced de novo lipid levels in human sebocytes were presented at the 83rd Society for Investigative Dermatology Annual Meeting in May 2026 (here).

•	In May 2026, Sagimet presented two posters at the European Association for the Study of the Liver (EASL):

•	Denifanstat and resmetirom combination therapy rapidly decreased atherogenic lipids in healthy adults in a Phase 1 open-label trial (here).

•	Transcriptomic analysis revealed distinct mechanisms underlying the synergistic effect of a fatty acid synthase (FASN) inhibitor and resmetirom combination in LDL receptor knockout MASH mice (here).

Anticipated Upcoming Milestones

•	Sagimet intends to advance denifanstat into a registrational Phase 3 clinical trial in moderate to severe acne patients for the U.S. in the second half of 2026.

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Upon completion of the Phase 1 clinical trial of TVB-3567, subject to consultation with regulatory authorities, Sagimet plans to initiate a Phase 2 clinical trial with TVB-3567 in moderate to severe acne patients before the end of 2026.

•	The Company also plans to develop a topical formulation of a FASN inhibitor for the potential treatment of acne.

Financial Results for the Three Months Ended June 30, 2026

•	Cash, cash equivalents and marketable securities as of June 30, 2026, were $257.6 million.

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Research and development expense for the three and six months ended June 30, 2026, was $11.5 million and $18.5 million, respectively, compared to $7.2 million and $22.6 million for the three and six months ended June 30, 2025, respectively.

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General and administrative expense for the three and six months ended June 30, 2026, was $4.3 million and $9.0 million, respectively, compared to $4.7 million and $9.2 million for the three and six months ended June 30, 2025, respectively.

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Net loss for the three and six months ended June 30, 2026, was $14.0 million and $24.6 million, respectively, compared to $10.4 million and $28.6 million for the three and six months ended June 30, 2025, respectively.

About Sagimet Biosciences

Sagimet is a clinical-stage biopharmaceutical company developing novel FASN inhibitors designed to target dysfunctional metabolic and fibrotic pathways in conditions resulting from the overproduction of the fatty acid, palmitate. FASN is a regulator of lipid synthesis, and a key pathway implicated in multiple diseases, such as acne, MASH and certain FASN-dependent tumor types. For additional information about Sagimet, please visit www.sagimet.com.

About Acne

Acne is one of the most common skin conditions in the U.S., with approximately 50 million Americans affected annually and more than 5 million seeking medical treatment for acne each year. Acne affects around 85% of persons between the ages of 12 and 24. Moderate to severe acne accounts for 20% of acne sufferers, or approximately 10 million people in the U.S. annually. There is no cure for acne; and due to its pathology, most patients require chronic management and multiple annual courses of treatment for flare control.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding the expected timing of the presentation of data from ongoing clinical trials, Sagimet’s clinical development plans and related timelines and anticipated development milestones, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause Sagimet’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these statements can be identified by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Sagimet has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Sagimet believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Sagimet’s control, including, among others: the clinical development and therapeutic potential of denifanstat, TVB-3567 or any other drug candidates or combination therapies developed by Sagimet; Sagimet’s ability to advance drug candidates into and successfully complete clinical trials within anticipated timelines; Sagimet’s relationship with Ascletis, and the success of its development and registration efforts for denifanstat; the accuracy of Sagimet’s estimates regarding its capital requirements and Sagimet’s ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of Sagimet’s most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in these forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, Sagimet operates in a dynamic industry and economy.

New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that Sagimet may face. Except as required by applicable law, Sagimet does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

JAllaire@LifeSciAdvisors.com

Media Contact:

Maggie Whitney

LifeSci Communications

mwhitney@lifescicomms.com

SAGIMET BIOSCIENCES INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$11,535	$7,248	$18,530	$22,590
General and administrative	4,283	4,677	9,001	9,200

Total operating expenses	15,818	11,925	27,531	31,790

Loss from operations	(15,818)	(11,925)	(27,531)	(31,790)
Total other income	1,865	1,539	2,928	3,228

Net loss	$(13,953)	$(10,386)	$(24,603)	$(28,562)

Net loss per share, basic and diluted	$(0.26)	$(0.32)	$(0.57)	$(0.89)

Weighted-average shares outstanding, basic and diluted	53,114,533	32,195,366	42,893,900	32,195,355

Net loss	$(13,953)	$(10,386)	$(24,603)	$(28,562)
Other comprehensive loss:
Net unrealized loss on marketable securities	(85)	(45)	(197)	(154)

Total comprehensive loss	$(14,038)	$(10,431)	$(24,800)	$(28,716)

SAGIMET BIOSCIENCES INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	As of
	June 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$257,564	$113,124
Total assets	$263,430	$116,482
Current liabilties	$5,419	$5,101
Noncurrent liabilities	$1,856	$—
Stockholders’ equity	$256,155	$111,381
Liabilities and stockholders’ equity	$263,430	$116,482